UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 2, 2023, Flywheel Advanced Technology, Inc. (the “Company”) filed a Form 8-K/A (the “Amendment”) to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on March 24, 2023 (the “Original Filing”), solely to amend and restate the “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Certain Transactions” sections contained in Item 2.01 of the Original Filing and add an Item 8.01 to reflect our majority shareholder’s sale of shares of its common stock. Said sections needed to be corrected or added to reflect the issuance of shares pursuant to agreements which were not identified in the Original Filing.

This Amendment No. 2 to the Amendment is being filed to correct the closing date of the sale of the majority shareholder’s shares of the Company. As a result of such change, the share ownership of Sparta Universal Industrial Ltd. (“Sparta”) was correctly reflected in the Original Filing; the “Security Ownership of Certain Beneficial Owners and Management” section of the Original Filing still needs to be corrected to reflect the issuance of the shares to two individuals pursuant to agreements not previously identified and to provide that the security ownership of Sparta is as provided for in the Original Filing.

This Amendment No. 2 also restates in their entirety the pro forma financial information filed with the Original Filing.

No other changes have been made to the Original Filing or to the Amendment.

Except for said sections of the Original Filing and the Amendment, this Amendment does not modify or update the disclosures presented in, or exhibits to, the Original Filing in any way. This Amendment has not been updated to reflect events that occurred after March 24, 2023, the filing date of the Original Filing. Accordingly, this Amendment should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Filing and the Amendment, including any amendments to those filings.

Section 2 Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.01 of the Original Filing is hereby amended as follows:

The section titled “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of the Original Filing is hereby amended and restated in its entirety as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 23, 2023, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group based upon 29,591,164 shares outstanding as of March 23, 2023.

Name and Address of Beneficial Owners of common stock [1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock
Tang Siu Fung [2]	Common Stock	16,200,000	54.75%
Cheng Sin Yi	—	—	*
Ho Yiu Chung	—	—	~~*~~

DIRECTORS AND OFFICERS – TOTAL (3 persons)		16,200,000	54.75%
5% SHAREHOLDERS
Sparta Universal Industrial Ltd. [2]	Common Stock	16,200,000	54.75%
QBS Flywheel Limited [3]	Common Stock	8,939,600	30.21%
Sau Ping Leung[4]	Common Stock	1,450,000	4.90%
So Ha Tsang[4]	Common Stock	1,450,000	4.90%

* Less than 1%

1.	Unless otherwise indicated, the business address of each individual or entity listed in the table is c/o: Flywheel Advanced Technology, Inc., 123 West Nye Lane, Suite 455, Carson City, Nevada 83702.

2.	Our President, Chief Executive Officer and Chairman of the Board, Mr. Tang, is the controlling shareholder of Sparta Universal Industrial Ltd., which holds 16,200,000 shares of the Company’s common stock.

3.	The business address for QBS Flywheel Limited is “GATEWAY” L36, 1 Macquarie PI, Sydney, NSW 2000, Australia.

4.	Each of Sau Ping Leung and So Ha Tsang are entitled to 1,450,000 shares of common stock as a result of contracts executed February and October 2022. See “Certain Relationships and Related Transactions”.

Section 8 – Other Events

Item 8.01 Other Event

From May 3, 2023, through May 18, 2023, Sparta, our majority stockholder, consummated the offer and sale by Sparta with 29 investors pursuant to which Sparta sold 4,764,547 shares of common stock of the Company for an aggregate purchase price of $12,975,348.18. The sale was made pursuant to an exemption from securities registration provided under Regulation S of the Securities Act. Prior to the transaction, Sparta held 16,200,000 shares of the Company’s common stock. As a result of this transaction, Sparta now holds 11,435,453 shares or 38.64% of the Company’s issued and outstanding common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed consolidated financial statements for the fiscal year ended September 30, 2022, and as of, and for, the three months ended December 31, 2022 and the accompanying notes are included in this Current Report and attached hereto as Exhibit 99.3.

99.3	Unaudited Pro Forma condensed consolidated financial statements for the fiscal year ended September 30, 2022 and as of and for the three months ended December 31, 2022, and the accompanying notes*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: June 5, 2023	By:	/s/ Tang Siu Fung
Tang Siu Fung Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)